UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On August 14, 2013, Flowserve Corporation (the “Company”) announced that Leif E. Darner, former chief executive officer of performance coatings for Akzo Nobel N.V., has been elected by the Company’s Board of Directors (the “Board”) as a new member of the Board, effective August 13, 2013. From 2008 through 2013, Mr. Darner served as the chief executive officer of performance coatings at Akzo Nobel N.V., a leading global paints and coatings company and major producer of specialty chemicals, where he also served on the board of management and executive committee from 2004 through 2013. Prior to his most recent role, Mr. Darner led the chemicals business of Akzo Nobel N.V., and was previously general manager of the marine and protective coatings business unit. Mr. Darner fills the newly created directorship resulting from the increase in Board members under the Company’s By-Laws disclosed in Item 5.03 below. In connection with his election to the Board, Mr. Darner has also been appointed as a member of the Finance Committee and the Audit Committee of the Board. He is expected to be nominated for reelection by the Company’s shareholders at the 2014 annual meeting of shareholders.

The Board has made an affirmative determination that Mr. Darner qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence. There have been no transactions directly or indirectly involving Mr. Darner that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Darner will be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated April 11, 2013, under the heading “Board of Directors Compensation”.

A copy of the press release issued by the Company announcing the election of Mr. Darner is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 13, 2013, the Board voted to amend the Company’s By-Laws. Article III, Section 2 of the By-Laws, which sets forth the number of directors of the Company, was amended by the Board to increase the number of directors of the Company from ten to eleven.

The foregoing description of the amendment contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective August 13, 2013.

99.1	Press release, dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: August 15, 2013	By:	/S/ CAREY A. O’CONNOR
Carey A. O’Connor
Senior Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective August 13, 2013.

99.1	Press release, dated August 14, 2013.